Xenomics Closes $2.9 Million Financing

     Proceeds to Fund Commercialization of Proprietary Technology to Enable
                    New Generation of DNA-based Medical Tests


NEW YORK, N.Y. - February 3, 2005 - Xenomics, Inc. (OTCBB: XNOM), a developer of next-generation molecular diagnostic techniques for medical and life sciences applications, announced today the closing of a private placement financing totaling $2.9 million. The proceeds will fund expansion of the Company's research and commercialization of its proprietary solutions in a range of key medical and life science markets. The announcement was made by Dr. Randy White, CEO of Xenomics.

Xenomics is an advanced molecular diagnostic company that is developing a proprietary technology platform that uses a safe and easily obtained urine sample - rather than blood or tissue -- to evaluate genetic markers of disease and medical conditions. The Company's non-invasive technology may provide a range of significant advantages over existing DNA testing methods, including enhanced diagnostic capabilities, ease of use, cost, speed of testing and speed of production of results.

"This funding will enable Xenomics to continue to achieve important strategic milestones in our efforts to develop and commercialize our proprietary technology platform for use in the life science marketplace," said Dr. White. "Our technology in the field of molecular diagnostics has the potential to directly impact millions of patients. We continue to conduct important research that may significantly improve health care and diagnostic testing options in a range of areas, such as prenatal testing for Down Syndrome, and other medical conditions."

The private placement consists of approximately 1.47 million units at a price of $1.95 per unit, for aggregate proceeds totaling approximately $2.9 million. Each Unit consists of one share of common stock and a warrant to purchase one quarter share of common stock. The warrants are exercisable at $2.95 per share and are exercisable at any time within five years from the date of issuance.

The common stock and warrants issued in the private placement has not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Xenomics has agreed to file a registration statement covering resale of the shares of common stock and the shares underlying the warrants by the private placement investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities. About Xenomics, Inc.

Xenomics is a molecular diagnostic company that focuses on the development of DNA-based tests using trans-renal DNA (Tr-DNA). Xenomics' patented technology uses safe and simple urine collection and can be applied to a broad range of testing including: prenatal testing; tumor detection and monitoring; tissue transplantation; infectious disease; forensic identity; drug development and bioterrorism. Xenomics believes that its technology will open new molecular markets. Xenomics' scientists were the first to report that a portion of DNA from normal cell death throughout the body not only appears in the bloodstream but crosses the kidney barrier and can be detected in urine. Xenomics has 3 issued patents covering different applications of the technology for molecular diagnostics and genetic testing. Xenomics has organized a joint venture to conduct research on infectious disease detection with the Spallanzani National Institute for Infectious Diseases (Instituto Nazionale per le Malattie Infettive) in Rome, Italy, in the form of a new R&D company called SpaXen Italia, S.R.L.

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Forward-Looking Statements

Certain statements made in this press release are forward-looking. Such statements are indicated by words such as "expect," "should," "anticipate" and similar words indicating uncertainty in facts and figures. Although Xenomics believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. As discussed in the periodic reports of Xenomics, as filed with the Securities and Exchange Commission, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: uncertainties associated with product development, the risk that Xenomics will not obtain approval to market its products, the risk that Xenomics' technology will not gain market acceptance, the risks associated with dependence upon key personnel and the need for additional financing.

Contact:

Xenomics, Inc.,
Dr. Randy White, CEO 212-297-0808